EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of FirstCom Corporation for the registration of 541,750 shares of its common stock and to the incorporation by reference therein of our report dated February 19, 1999, with respect to the consolidated financial statements and schedule of FirstCom Corporation included in its Annual Report on Form 10-KSB for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP


July 29, 1999
Miami, Florida